UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

801 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common, $0.001 Par Value	PFIE	NASDAQ

Item 5.07 Submission of Matters to Vote of Security Holders

The Company held its annual Shareholder Meeting (the “Meeting”) on June 12, 2019 in Lindon, Utah. Of the 47,313,425 total shares of common stock of the Company that were issued and outstanding on April 22, 2019, the record date for the Meeting, 45,008,476 shares, constituting approximately 95% of the total outstanding shares, were represented in person or by proxy at the Meeting.

The matters voted on and the results of the votes were as follows:

1. The shareholders elected five directors to the Company’s board of directors for the ensuing year and until their successors are elected and qualified. The votes regarding this proposal were as follows:

Nominee	FOR	WITHHOLD	BROKER NON-VOTES
Brenton W. Hatch	35,168,367	2,237,676	7,602,433
Ryan W. Oviatt	31,950,306	5,455,737	7,602,433
Daren J. Shaw	31,902,498	5,503,545	7,602,433
Ronald R. Spoehel	31,741,755	5,664,288	7,602,433
Arlen B. Crouch	27,065,917	10,340,126	7,602,433

2. The shareholders voted indicate a preference on how frequently the Company should present stockholders with an advisory vote to approve the compensation of our named executive officers and the majority indicated the preference for the vote to take place every two years.

Frequency of Say-On-Pay	One Year	Two Years	Three Years	BROKER NON-VOTES
	16,740,498	20,255,179	353,663	7,602,433

3. The shareholders ratified the selection of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the 2019 fiscal year. The votes regarding this proposal were as followed:

Auditor	FOR	AGAINST	ABSTAIN
Sadler, Gibb & Associates	44,214,437	613,941	180,098

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: June 14, 2019	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer